===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               ASECO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               ASECO CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               ASECO CORPORATION
                          500 Donald Lynch Boulevard
                         Marlboro, Massachusetts 01752

                                                                  July 20, 1999
Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Aseco Corporation (the "Company"), which will be held on Wednesday, August 11, 1999 at 10:00 A.M., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts.

  The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, you are urged to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting, or vote your shares personally if you attend the meeting.

  We look forward to seeing you.

                                          Sincerely,


                                          /s/ Sebastian J. Sicari
                                          Sebastian J. Sicari
                                          President and Chief Executive
                                           Officer

                               ASECO CORPORATION
                          500 Donald Lynch Boulevard
                         Marlboro, Massachusetts 01752

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 11, 1999

  The Annual Meeting of Stockholders of Aseco Corporation (the "Company") will be held at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts on Wednesday, August 11, 1999 at 10:00 A.M., for the following purposes:

    1. To elect two directors for a three-year term.

    2. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan increasing the number of shares issuable under such plan from 150,000 to 300,000.

    3. To approve certain amendments to the Company's 1993 Non-Employee Director Stock Option Plan.

    4. To ratify the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 26, 2000.

    5. To transact such other business as may properly come before the meeting, and any or all adjournments thereof.

  Stockholders of record at the close of business on June 30, 1999 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          Robert V. Jahrling
                                          Secretary

Dated: July 20, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED.

                               ASECO CORPORATION
                          500 Donald Lynch Boulevard
                         Marlboro, Massachusetts 01752

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock of Aseco Corporation (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on August 11, 1999 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

  A person giving the enclosed proxy has the power to revoke it, at any time before it is exercised at the meeting, by written notice to the Secretary of the Company, by sending a later dated proxy, or by revoking it in person at the meeting.

  The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is July 20, 1999. The Company's Annual Report to Stockholders for the year ended March 28, 1999 is being mailed to you with this Proxy Statement.

  Only holders of common stock of record on the stock transfer books of the Company at the close of business on June 30, 1999 (the "record date") will be entitled to vote at the meeting. There were 3,850,658 shares of common stock outstanding and entitled to vote on the record date.

  Each share of common stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, at which a quorum is present, is required for the election of directors. Approval of the other matters which are before the meeting will require the affirmative vote at the meeting, at which a quorum is present, of the holders of a majority of votes cast with respect to such matters.

  For purposes of the matters before the Annual Meeting, under the Company's By-Laws, a quorum consists of a majority of the issued and outstanding shares entitled to vote on such matters as of the record date. Shares voted to abstain or to withhold as to a particular matter and shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes. Under the Company's By-Laws, such shares will not be deemed to be voting on such matters, and therefore will not be the equivalent of negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
                          AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of May 31, 1999 by (a) each director of the Company and nominee for director, (b) each of the executive officers named in the Summary Compensation Table below, (c) all current directors and executive officers as a group and (d) each person known to the Company to own beneficially 5% or more of the Company's common stock. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners.

                                            Common Stock
                                            Beneficially      Percent of
Name                                          Owned(1)   Outstanding Shares(2)
----                                        ------------ ---------------------
Mary R. Barletta...........................    35,220                *

Robert L. Murray...........................    12,080                *

Robert E. Sandberg (3).....................    13,719                *

Sebastian J. Sicari........................   176,133             4.41%

Philip J. Villari..........................    23,202                *

Carl S. Archer, Jr. (4)....................   242,080             6.00%

Sheldon Buckler............................    24,832                *

Sheldon Weinig.............................    24,832                *

Gerald L. Wilson...........................    20,332                *

Equitable Asset Management, Inc. (5)
511 Union Street, Suite 800
Nashville, TN 37219........................   213,900             5.55%

C.E. Unterberg, Towbin Advisors, L.P. (5)
600 Third Avenue, 17th Floor New York, NY
 10158.....................................   268,000             6.96%

All current directors and executive
 officers as a group (10 persons)..........   579,618            13.41%

--------
 * Less than 1%
(1) Includes 470,346 shares which may be acquired by exercise of stock options as of or within sixty days after May 31, 1999 by the current directors and executive officers as a group and individually as follows: Ms. Barletta, 31,629; Mr. Murray, 8,738; Mr. Sandberg, 10,802; Mr. Sicari, 144,770; Mr.
    Villari, 21,719; Mr. Archer, 185,250; Dr. Buckler, 19,250; Dr. Weinig, 22,250; Dr. Wilson, 18,750 and other current executive officers, 7,188.
(2) The number of shares deemed outstanding includes 3,850,658 shares outstanding as of May 31, 1999, plus any shares subject to options held by the person or group in question that are exercisable as of or within sixty days after May 31, 1999.
(3) Includes 2,917 shares held jointly with his spouse, with whom Mr. Sandberg shares voting power.
(4) Includes 56,830 shares held jointly with his spouse, with whom Mr. Archer shares voting power.
(5) Based solely on information contained in filings made with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934 (the "1934 Act").

                             ELECTION OF DIRECTORS

                              (Item 1 of Notice)

  There are currently five members of the Board of Directors, divided into three classes with terms expiring respectively at the 1999, 2000 and 2001 annual meetings of stockholders. The Board has nominated Dr. Sheldon Buckler and Dr. Gerald L. Wilson, whose terms are expiring, for re-election. Each of Dr. Buckler and Dr. Wilson has consented to serve, if elected at the meeting, for a three-year term expiring at the time of the 2002 annual meeting of stockholders and when his successor is elected and qualified. The shares represented by the enclosed proxy will be voted to elect each of Dr. Buckler and Dr. Wilson unless such authority is withheld by marking the proxy to that effect. Each of Dr. Buckler and Dr. Wilson has agreed to serve, but in the event he becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute.

  The following information is furnished with respect to the nominees for election as director and each director whose term of office will continue after the meeting.

                                              Principal Occupation and
      Name and Age       Director               Business Experience
   as of May 31, 1999     Since                During Last Five Years
   ------------------    --------             ------------------------

NOMINEES FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 2002
Dr. Sheldon Buckler,       1993   Dr. Buckler served as Vice Chairman of Polaroid
 68.....................          Corporation from 1990 until 1994. Since May
                                  1995, he has served as Chairman of Commonwealth
                                  Energy Systems, an energy utility. He is also a
                                  director of each of Nashua Corporation and
                                  Parlex Corporation.

Dr. Gerald L. Wilson,      1996   Dr. Wilson is currently a faculty member and the
 60.....................          Vannevar Bush Professor of Engineering in the
                                  departments of Electrical Engineering and
                                  Mechanical Engineering at the Massachusetts
                                  Institute of Technology. He was Dean of the
                                  School of Engineering at Massachusetts Institute
                                  of Technology from 1981 until 1991. Dr. Wilson
                                  serves as a Director of Analogic Corporation, an
                                  electronics manufacturing company, and
                                  Commonwealth Energy Systems, and as a member of
                                  the technical advisory boards of General Motors,
                                  Cummins Engine and United Technologies
                                  Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

Sebastian J. Sicari,       1993   Mr. Sicari has been President and Chief
 47.....................          Executive Officer of the Company since August
                                  1998, President and COO from June 1998 until
                                  August 1998 and Treasurer of the Company from
                                  July 1988 until August 1998. Mr. Sicari served
                                  as Vice President, Finance and Administration,
                                  and Chief Financial Officer of the Company from
                                  December 1985 to June 1998.


                                               Principal Occupation and
      Name and Age        Director               Business Experience
   as of May 31, 1998      Since                During Last Five Years
   ------------------     --------             ------------------------
Dr. Sheldon Weinig, 71..    1996   Dr. Weinig founded Materials Research Company
                                   and served as its Chairman until 1989 when it
                                   was acquired by the Sony Corporation of America.
                                   He then served as Vice Chairman of Sony
                                   Engineering and Manufacturing of America until
                                   April 1, 1996 when he retired from that company.
                                   He is presently a Professor at Columbia
                                   University and the State University of New York
                                   at Stony Brook, New York. Dr. Weinig is a
                                   Director of Insituform Technologies, Inc., a
                                   provider of pipeline reconstruction techniques,
                                   Intermagnetics General Corporation, a
                                   manufacturer of superconducting materials and
                                   magnets, U.S. Cast Polymer, a materials company
                                   and Electronic Retailing Systems International,
                                   Inc., a provider of retail inventory control
                                   systems.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

Carl S. Archer, Jr.,        1987   Mr. Archer served as President of the Company
 61.....................           from November 1987 to June 1998 and as Chief
                                   Executive Officer of the Company from November
                                   1987 until August 1998. He has been Chairman of
                                   the Board of Directors since August 1993.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors has an Audit, Compensation and Nominating Committee.

  The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Drs. Buckler, Weinig and Wilson. The Audit Committee met twice during fiscal 1999.

  The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Drs. Buckler, Weinig and Wilson. The Compensation Committee met three times during fiscal 1999.

  The Nominating Committee reviews and recommends to the Board candidates for director. The directors currently serving on the Nominating Committee are Mr. Archer and Drs. Weinig and Buckler. The Nominating Committee did not meet during fiscal 1999. The Nominating Committee will consider director nominees recommended by stockholders. Stockholder recommendations of director nominees should be in writing, addressed to the chairman of the committee, Dr. Sheldon Weinig, at the Company's address shown on the first page of this Proxy Statement.

  During fiscal 1999, the Board of Directors of the Company held eleven meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he served.

                        EXECUTIVE OFFICER COMPENSATION

  The following summary compensation table sets forth the compensation paid or accrued for services rendered in fiscal 1999, 1998 and 1997 to the chief executive officers during fiscal 1999 and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                          Summary Compensation Table

                                                                       Long-Term
                                                                  Compensation Awards
                                                              -----------------------------
                                    Annual Compensation         Shares
                             Fiscal ------------------------- Underlying      All Other
Name and Principal Position   Year  Salary ($)      Bonus ($) Options (#)  Compensation ($)
---------------------------  ------ ----------      --------- -----------  ----------------
Carl S. Archer, Jr........    1999   $102,654           --      205,250(2)     $129,615(3)
 President and Chief          1998    282,000           --       30,000           4,533
  Executive Officer(1)
                              1997    267,000           --      146,000(4)        4,083

Sebastian J. Sicari.......    1999    195,585(6)        --      294,000(2)          470(7)
 President and Chief          1998    189,900           --       25,000           1,942
  Executive Officer(5)
                              1997    178,400           --       90,000(4)        2,227

Mary R. Barletta..........    1999    129,012(6)        --       93,839(2)          104(7)
 Vice President, Chief        1998    120,728           --       15,000           1,596
  Financial
  Officer and Treasurer       1997    101,462         8,000      15,000(4)        1,599

Robert L. Murray..........    1999    119,061(6)        --       45,200(2)          240(7)
 Vice President, Worldwide    1998    114,500           --        8,000           1,691
  Customer
  Support                     1997     16,923         3,000         --              --

Robert E. Sandberg........    1999    143,626(6)(8)     --       47,226(2)          214(7)
 Vice President, Sales        1998    168,641(8)        --        3,000           1,633
                              1997    136,882(8)        --        4,000(4)        1,620

Phillip J. Villari........    1999    147,577(6)        --      171,000(2)          281(7)
 Vice President,              1998        --            --          --              --
  Engineering and
  Manufacturing Operations    1997        --            --          --              --

--------
(1) Mr. Archer resigned as President of the Company in June 1998 and resigned as Chief Executive Officer of the Company in August 1998.
(2) These options include the grant of options to Mr. Archer, Mr. Sicari, Ms. Barletta, Mr. Murray, Mr. Sandberg and Mr. Villari of 185,250, 169,000, 46,106, 18,200, 19,663 and 58,500 shares, respectively, in replacement of previously granted options and includes for each of the previously named officers 20,000, 60,000, 30,000, 20,000, 20,000 and 90,000 shares, respectively, which were granted in fiscal 1999 and subsequently cancelled in connection with a stock option repricing effected on October 13, 1998. See Ten-Year Option Repricing Table below.
(3) Paid to Mr. Archer pursuant to a Separation Agreement dated August 11, 1998. See "Severance and Change of Control Arrangements."
(4) These options include the grant of options to Mr. Archer, Mr. Sicari, Ms. Barletta and Mr. Sandberg exercisable for 108,750, 67,500, 11,250 and 3,000 shares, respectively, in replacement of previously granted options.
(5) Mr. Sicari has served as President and Chief Operating Officer of the Company since June 1998 and President and Chief Executive Officer since August 1998.
(6) Reflects voluntary annualized salary reductions effective November 11, 1998 for each of Mr. Sicari, Ms. Barletta, Mr. Murray, Mr. Sandberg and Mr. Villari of $20,000, $13,650, $12,650, $10,000 and $16,000,
    respectively, for fiscal 1999.
(7) Consists of insurance premiums paid by the Company with respect to term life insurance for the benefit of the Named Executive Officer.
(8) Consists of sales commissions to Mr. Sandberg of $58,688 in fiscal 1999, $94,506 in fiscal 1998 and $77,305 in fiscal 1997.

                       Option Grants In Last Fiscal Year

  The following table sets forth certain information regarding options to purchase shares of the Company's common stock granted during fiscal 1999 by the Company to the Named Executive Officers.

                                                                         Potential Realizable
                                                                           Value at Assumed
                          Number of     % of Total                       Rates of Stock Price
                         Securities      Options                           Appreciation for
                         Underlying     Granted to  Exercise                Option Term (1)
                           Options     Employees in   Price   Expiration ---------------------
          Name           Granted (#)   Fiscal Year  ($/Share)    Date        5%        10%
          ----           -----------   ------------ --------- ---------- ---------- ----------
Carl S. Archer, Jr. ....   58,500(2)      5.54%       $0.75    08/11/01       5,303     10,983
                           70,688(3)      6.69%        0.75    08/11/01       6,408     13,272
                           23,563(4)      2.23%        0.75    08/11/01       2,136      4,424
                           19,500(4)      1.85%        0.75    08/11/01       1,768      3,661
                           20,000(15)     1.89%        3.16    08/11/01       7,640     15,820
                           13,000(5)      1.23%        0.75    08/11/01       1,179      2,441

Sebastian J. Sicari
 (18)...................   48,750(2)      4.62%        0.75    01/12/04       9,546     20,983
                            6,500(6)      0.62%        0.75    05/15/05       1,712      3,905
                           43,875(7)      4.15%        0.75    08/23/06      14,361     33,891
                           14,625(8)      1.38%        0.75    10/18/06       4,916     11,653
                           16,250(14)     1.54%        0.75    05/10/07       5,894     14,155
                           60,000(16)     5.68%        3.16    08/11/08     109,434    272,369
                           39,000(9)      3.69%        0.75    08/11/08      16,883     42,019
                           65,000(10)     6.15%        0.75    10/13/08      29,085     72,905

Mary R. Barletta (18)...    1,690(11)     0.16%        0.75    11/05/03         318        696
                            3,791(2)      0.36%        0.75    01/12/04         742      1,632
                            1,625(6)      0.15%        0.75    05/15/05         428        976
                            7,312(7)      0.69%        0.75    08/23/06       2,393      5,648
                            2,437(8)      0.23%        0.75    10/18/06         819      1,942
                            6,500(14)     0.62%        0.75    05/10/07       2,358      5,662
                            3,250(12)     0.31%        0.75    11/17/07       1,284      3,136
                           30,000(16)     2.84%        3.16    08/11/08      54,717    136,185
                           19,501(9)      1.85%        0.75    08/11/08       8,442     21,011
                           17,733(10)     1.68%        0.75    10/13/08       7,934     19,890

Robert L. Murray (18)...    5,200(14)     0.49%        0.75    05/10/07       1,886      4,530
                           20,000(16)     1.89%        3.16    08/11/08      36,478     90,790
                           13,000(9)      1.23%        0.75    08/11/08       5,628     14,008
                            7,000(10)     0.66%        0.75    10/13/08       3,132      7,851

Robert E. Sandberg
 (18)...................      812(2)      0.08%        0.75    01/12/04         159        350
                            1,300(6)      0.12%        0.75    05/15/05         342        781
                            1,950(7)      0.18%        0.75    08/23/06         638      1,506
                              650(8)      0.06%        0.75    10/18/06         218        518
                            1,950(14)     0.18%        0.75    05/10/07         707      1,699
                           20,000(16)     1.89%        3.16    08/11/08      36,478     90,790
                           13,001(9)      1.23%        0.75    08/11/08       5,628     14,007
                            7,563(10)     0.72%        0.75    10/13/08       3,384      8,483

Phillip J. Villari
 (18)...................   26,000(13)     2.46%        0.75    05/12/08     137,360    339,200
                           40,000(17)     3.79%       6.156    05/12/08      10,877     26,863
                           50,000(16)     4.73%        3.16    08/11/08      91,195    226,974
                           32,500(9)      3.08%        0.75    08/11/08      14,069     35,016
                           22,500(10)     2.13%        0.75    10/13/08      10,067     25,230

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if such options are not exercised until the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% set by the Securities and Exchange Commission, compounded annually from the dates the respective options were granted until their respective expiration dates and, therefore, are not intended to forecast possible future appreciation, if any, in the common stock. This table does not take into account any actual appreciation in the price of the common stock after the date of grant.

(2) These options were fully vested on the date of grant and were granted in exchange for the cancellation of previously granted, fully vested options to purchase a greater number of shares at $5.375 per share. See Ten-Year Option Repricing Table below.

(3) These options were fully vested on the date of grant and were granted in exchange for the cancellation of previously granted, fully vested options to purchase a greater number of shares at $10.375 per share. See Ten-Year Option Repricing Table below.

(4) These options were fully vested on the date of grant and were granted in exchange for the cancellation of previously granted, fully vested options to purchase a greater number of shares at $9.875 per share. See Ten-Year Option Repricing Table below.

(5) These options were fully vested on the date of grant and were granted in exchange for the cancellation of options granted on August 11, 1998 to purchase a greater number of shares at $3.16 per share. See Ten-Year Option Repricing Table below.

(6) These options were granted in exchange for the cancellation of previously granted options to purchase a greater number of shares at $13.00 per share. See Ten-Year Option Repricing Table below. These options retain the expiration date and in effect carryforward the vesting schedule of the options they replaced. Consistent with that, these options were vested on the date of grant with respect to 85% of the shares subject thereto and the balance of the shares vest in equal quarterly installments over 2.5 years from the date of grant.

(7) These options were granted in exchange for the cancellation of previously granted options to purchase a greater number of shares at $10.375 per share. See Ten-Year Option Repricing Table below. These options retain the expiration date and in effect carryforward the vesting schedule of the options they replaced. Consistent with that, these options were vested on the date of grant with respect to 86.11% of the shares subject thereto and the balance of the shares vest in equal quarterly installments over 3 quarters from the date of grant.

(8) These options were granted in exchange for the cancellation of previously granted options to purchase a greater number of shares at $9.875 per share. See Ten-Year Option Repricing Table below. These options retain the expiration date and in effect carryforward the vesting schedule of the options they replaced. Consistent with that, these options were vested on the date of grant with respect to 50% of the shares subject thereto and the balance of the shares vest in equal quarterly installments over 2 years from the date of grant.

(9) These options were granted in exchange for the cancellation of options granted on August 11, 1998 to purchase a greater number of shares at $3.16 per share. See Ten-Year Option Repricing Table below. These options retain the expiration date and in effect carryforward the vesting schedule of the options they replaced. Consistent with that, these options were vested on the date of grant with respect to 6.25% of the shares subject thereto and the balance of the shares vest in equal quarterly installments over 15 quarters from the date of grant.

(10) These options vest in sixteen equal quarterly installments from the date of grant.

(11) These options were fully vested on the date of grant and were granted in exchange for the cancellation of previously granted, fully vested options to purchase a greater number of shares at $7.75 per share. See Ten-Year Option Repricing Table below.

(12) These options were granted in exchange for the cancellation of previously granted options to purchase a greater number of shares at $10.97 per share. See Ten-Year Option Repricing Table below. These options retain the expiration date and in effect carryforward the vesting schedule of the options they replaced. Consistent with that, these options were vested on the date of grant with respect to 25% of the shares subject thereto and the balance of the shares vest in equal quarterly installments over 3 years from the date of grant.

(13) These options were granted in exchange for the cancellation of options granted on May 12, 1998 to purchase a greater number of shares at $6.156 per share. See Ten-Year Option Repricing Table below. These options retain the expiration date and in effect carryforward the vesting schedule of the options they replaced. Consistent with that, these options were vested on the date of grant with respect to 12.5% of the shares subject thereto and the balance of the shares vest in equal quarterly installments over 3.5 years from the date of grant.

(14) These options were granted in exchange for the cancellation of previously granted options to purchase a greater number of shares at $9.875 per share. See Ten-Year Option Repricing Table below. These options retain the expiration date and in effect carryforward the vesting schedule of the options replaced. Consistent with that, these options were vested on the date of grant with respect to 37.5% of the shares subject thereto and the balance of the shares vest in equal quarterly installments over 2.5 years from the date of grant.

(15) These options were granted on August 11, 1998 and were cancelled in connection with the stock option repricing effected on October 13, 1998. See note (5).

(16) These options were granted on August 11, 1998 and were cancelled in connection with the stock option repricing effected on October 13, 1998. See note (9).

(17) These options were granted on May 12, 1998 and were cancelled in connection with the stock option repricing effected on October 13, 1998. See note (13).

(18) All options held by these persons are subject to immediate vesting in full upon a change of control of the Company.

        Option Exercises in Last Fiscal Year and Year-End Option Values

  The following table sets forth information regarding (a) the number of shares acquired upon the exercise of options during fiscal 1999 and the value realized therefrom and (b) the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of the unexercised options issued by the Company and held by the Named Executive Officers on March 28, 1999.

                                                   Number of Shares
                                                      Underlying    Value of Unexercised
                                                     Unexercised        In-the-Money
                            Shares                   Options (#)         Options ($)
                         Acquired on     Value     ---------------- ----------------------
          Name           Exercise (#) Realized ($) Vested  Unvested   Vested    Unvested
          ----           ------------ ------------ ------- -------- ---------- -----------
Carl S. Archer, Jr. ....     --           --       185,250     --   $  208,406        --

Sebastian J. Sicari.....     --           --       129,147 104,853     145,291 $  117,959

Mary R. Barletta........     --           --        25,783  38,056      29,006     42,813

Robert L. Murray........     --           --         5,913  19,288       6,652     21,699

Robert E. Sandberg......     --           --         8,697  18,529       9,784     20,845

Philip J. Villari.......     --           --        15,406  65,594      17,332     73,793

                           Ten-Year Option Repricing

The following table sets forth information regarding all repricings of options held by executive officers of the Company since the Company became subject to be reporting requirements of the 1934 Act in March, 1993.

                                   Number of
                                    Shares     Number of
        Name and                  Underlying    Shares    Market Price                         Length of Original
   Principal Position               Options   Underlying  of Stock at  Exercise Price   New       Option Term
   (if not otherwise              Repriced or Replacement   Time of      at Time of   Exercise Remaining at Date
   disclosed herein)       Date   Amended(#)    Options   Repricing($)  Repricing($)  Price($)    of Repricing
   ------------------    -------- ----------- ----------- ------------ -------------- -------- ------------------

Carl S. Archer, Jr. .... 09/02/96   145,000     108,750     $10.375        $18.69     $10.375  2 years, 10 months
                         10/13/98    90,000      58,500        0.75         5.375        0.75  2 years, 10 months
                         10/13/98   108,750      70,688        0.75        10.375        0.75  2 years, 10 months
                         10/13/98    36,250      23,563        0.75         9.875        0.75  2 years, 10 months
                         10/13/98    30,000      19,500        0.75         9.875        0.75  2 years, 10 months
                         10/13/98    20,000      13,000        0.75          3.16        0.75  2 years, 10 months

Sebastian J. Sicari..... 09/02/96    90,000      67,500     $10.375        $18.69      10.375  4 years, 11 months
                         10/13/98    75,000      48,750        0.75         5.375        0.75  5 years, 3 months
                         10/13/98    10,000       6,500        0.75         13.00        0.75  6 years, 7 months
                         10/13/98    67,500      43,875        0.75        10.375        0.75  7 years, 10 months
                         10/13/98    22,500      14,625        0.75         9.875        0.75  8 years
                         10/13/98    25,000      16,250        0.75         9.875        0.75  8 years, 7 months
                         10/13/98    60,000      39,000        0.75          3.16        0.75  9 years, 10 months

Mary R. Barletta........ 09/02/96    15,000      11,250      10.375         18.69      10.375  4 years, 11 months
                         10/13/98     2,600       1,690        0.75          7.75        0.75  5 years, 1 month
                         10/13/98     5,833       3,791        0.75         5.375        0.75  5 years, 3 months
                         10/13/98     2,500       1,625        0.75         13.00        0.75  6 years, 7 months
                         10/13/98    11,250       7,312        0.75        10.375        0.75  7 years, 10 months
                         10/13/98     3,750       2,437        0.75         9.875        0.75  8 years
                         10/13/98    10,000       6,500        0.75         9.875        0.75  8 years, 7 months
                         10/13/98     5,000       3,250        0.75         10.97        0.75  8 years, 11 months
                         10/13/98    30,000      19,501        0.75          3.16        0.75  9 years, 10 months

                                   Number of
                                    Shares     Number of
        Name and                  Underlying    Shares    Market Price                         Length of Original
   Principal Position               Options   Underlying  of Stock at  Exercise Price   New       Option Term
   (if not otherwise              Repriced or Replacement   Time of      at Time of   Exercise Remaining at Date
   disclosed herein)       Date   Amended(#)    Options   Repricing($)  Repricing($)  Price($)    of Repricing
   ------------------    -------- ----------- ----------- ------------ -------------- -------- ------------------
C. Kenneth Gray......... 09/02/96   55,000      41,250       10.375         18.69      10.375  4 years, 11 months
 Former Vice President,
  Sales and Marketing

Robert L. Murray........ 10/13/98    8,000       5,200         0.75         9.875        0.75  8 years, 7 months
                         10/13/98   20,000      13,000         0.75          3.16        0.75  9 years, 10 months

Robert E. Sandberg...... 09/02/96    4,000       3,000       10.375         18.69      10.375  4 years, 11 months
                         10/13/98    1,250         812         0.75         5.375        0.75  5 years, 3 months
                         10/13/98    2,000       1,300         0.75         13.00        0.75  6 years, 7 months
                         10/13/98    3,000       1,950         0.75        10.375        0.75  7 years, 10 months
                         10/13/98    1,000         650         0.75         9.875        0.75  8 years
                         10/13/98    3,000       1,950         0.75         9.875        0.75  8 years, 7 months
                         10/13/98   20,000      13,001         0.75          3.16        0.75  9 years, 10 months

Philip J. Villari....... 10/13/98   40,000      26,000         0.75         6.156        0.75  9 years, 7 months
                         10/13/98   50,000      32,500         0.75          3.16        0.75  9 years, 10 months

Severance and Change of Control Arrangements

  Pursuant to a Severance Agreement dated December 30, 1996, the Company has agreed to pay Mr. Sicari severance equal to twelve months of base salary, the average of the annual bonus amounts paid to him for each of the two previous fiscal years, and twelve months of continued health insurance benefits if the Company terminates his employment for any reason other than for cause. In the event Mr. Sicari's employment is terminated at any time after a Change in Control for any reason except death, he is entitled to severance equal to twenty-four months of base salary, two times the average of the annual bonus amounts paid to him for each of the two previous fiscal years, and twenty-four months of continued health insurance benefits. A "Change in Control" is defined to mean any of the following events: (a) the sale, lease, transfer or other disposition by the Company of all or substantially all of its assets;
(b) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to such merger or consolidation hold less than 50% of the outstanding voting stock of the surviving or resulting corporation immediately following such transaction; or
(c) the sale or exchange by the Company's stockholders of greater than 50% of the Company's outstanding voting stock. In addition, upon a Change in Control, the vesting of all stock options held by Mr. Sicari is accelerated so that all stock options then held by him are fully exercisable.

  Pursuant to a letter agreement dated August 11, 1998, the Company agreed that if Mr. Sicari's employment with the Company is terminated for any reason except for cause, all stock options then held by Mr. Sicari may be exercised at any time prior to the earlier of the third anniversary of the date his employment with the Company terminates or the expiration date of the option.

  Pursuant to Severance Agreements dated July 8, 1998 with each of Messrs. Murray, Sandberg, Villari and Ms. Barletta, the Company has agreed to pay each of Messrs. Murray, Sandberg and Villari and Ms. Barletta severance equal to twelve months of base salary and to provide twelve months of continued life and health insurance benefits if the Company terminates his or her employment for any reason other than for cause following any Change in Control (as defined above). In addition, upon any Change in Control, the vesting of all stock options held by such individuals is accelerated so that all stock options then held by them are fully exercisable.

  Pursuant to a Separation Agreement dated August 11, 1999, Mr. Archer agreed to render employment and consulting services to the Company during the period August 11, 1998 to August 10, 1999 for $200,000, payable in bi-weekly installments ("Service Payments"). The Company's obligation to pay such compensation is absolute and unconditional, except that such obligation terminates upon a Change in Control (as defined above). Under such agreement, the Company also agreed to pay Mr. Archer severance of $360,000, payable in equal monthly installments over the two-year period commencing on August 11, 1999 ("Severance Payments"). In the event of a Change in Control, the Company's obligation to make the Severance Payments terminates, but the Company is then obligated to pay Mr. Archer a lump sum amount equal to $560,000 minus the sum of the Service Payments and Severance Payments theretofore made to him by the Company. In addition, the Company agreed to provide continued medical and life insurance benefits to Mr. Archer (provided the maximum cost to the Company for such benefits does not exceed $15,000 per year) for the four-year period commencing on August 11, 1998. Finally, under the agreement, the Company accelerated the vesting of all of Mr. Archer's stock options and extended the post-employment termination exercise period of his stock options until the earlier of August 11, 2001 or the expiration date of the applicable option.

Indebtedness of Management

  On April 15, 1996, the Company loaned $140,000 to Sebastian J. Sicari, a director and executive officer of the Company. Interest accrued on the loan at a rate of 5.33% per annum, compounded annually, and was due and payable in full on the earlier of the termination of Mr. Sicari's employment with the Company or April 15, 1999. The loan was secured by shares of the Company's common stock owned by Mr. Sicari. On May 11, 1999, the Board of Directors voted to forgive all accrued and future interest on the foregoing loan, which on July 6, 1999, the date on which Mr. Sicari repaid all principal, totaled $24,042.

                             DIRECTOR COMPENSATION

  Non-employee directors are entitled to (i) an annual cash retainer of $10,000, (ii) $1,000 for each regular or special Board of Directors meeting attended and (iii) $500 for each Board Committee meeting attended on a day on which no meeting of the Board of Directors is held. Non-employee directors also are reimbursed for their reasonable out-of-pocket expenses incurred in connection with meeting attendance. In fiscal 1999, in lieu of a $10,000 cash retainer, the Company paid each non-employee director $5,000 in cash and $5,000 worth of the Company's common stock under the Company's 1993 Omnibus Stock Plan (1,582 shares, valued at $3.16 per share, the fair market value on August 11, 1998, the date on which such stock was issued).

  In addition, under the Company's 1993 Non-Employee Director Stock Option Plan (the "Director Plan"), each non-employee director serving as such on April 30 of each year is automatically granted an option exercisable (subject to a two-year vesting period) for the purchase of 2,500 shares of the Company's common stock at a price per share equal to fair market value at the date of grant. The Board of Directors has approved, subject to stockholder approval, amendments to the Directors' Plan (x) increasing the annual option grant from 2,500 to 3,500 shares and (y) providing for the automatic grant to each non-employee director at the time of each annual meeting of the Company's stockholders of a number of shares of common stock of the Company determined by dividing $5,000 by the fair market value of one share of common stock on the date of grant. See Amendments to Non-Employee Directors Stock Option Plan (Item 3 of Notice). Any non-employee director, upon his or her first election to the Board of Directors, is entitled to receive an option to purchase 15,000 shares of common stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report, prepared by the Compensation Committee of the Company's Board of Directors (the "Committee"), addresses the Company's executive compensation policies and the basis on which fiscal 1999 executive officer compensation determinations were made. The Committee designs and approves all components of executive pay.

  To ensure that executive compensation is designed and administered in an objective manner, the Committee's members are all non-employee directors. During fiscal 1999, the Committee was composed of Sheldon Buckler, Sheldon Weinig and Gerald Wilson.

 Compensation Philosophy

  The objectives of the Company's executive compensation program are to (i) enable the Company to attract, retain and reward executives who contribute to both the short-term and long-term success of the Company, (ii) align compensation with business objectives and individual performance, and (iii) tie the interests of the Company's executives to the interests of the Company's stockholders. The primary components of the Company's executive compensation program are salary, cash bonuses and stock options. In addition, executives are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan and group medical, disability and life insurance programs. The Committee believes that executive compensation packages should be viewed as a whole in order to properly assess their appropriateness.

  In establishing total compensation packages for its executive officers, the Committee takes into account the compensation packages offered to executives of other semiconductor capital equipment companies of similar stature. These companies are not included in the published industry index represented in the Comparison of Cumulative Total Stockholder Return Graph on page 16. The Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Committee seeks to maintain total compensation within the broad middle range of comparative pay. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company, prior experience and the Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights.

 Salary

  Amounts shown under the Salary column of the Summary Compensation Table represent the fixed portion of compensation for executive officers in fiscal 1999 (except in the case of Mr. Sandberg, Vice President, Sales, whose compensation reported as salary includes commissions based on sales made). Changes in salary from year to year depend on such factors as individual performance, cost of living changes, and the economic and business conditions affecting the Company. Executive salaries are set at the beginning of each fiscal year.

  Mr. Sicari was appointed President and Chief Operating Officer of the Company in June 1998 and, in addition, was named Chief Executive Officer in August 1998. The Committee increased his annual base salary in August 1998 from $180,000 to $200,000 in view of his additional duties and responsibilities and cost of living increases. In setting Mr. Sicari's salary, the Committee also considered comparative industry salary information. In November 1998, Mr. Sicari voluntarily reduced his annual base salary to $180,000 because of poor business conditions affecting the Company.

 Bonus

  Amounts shown in the Bonus column of the Summary Compensation Table, together with stock option grants, represent the variable compensation for executive officers. Cash bonuses are based on the achievement of specific financial performance goals by the Company as well as specific goals and objectives by the executive officer. The Company seeks to structure each executive's bonus so that, if the executive earns his or her maximum bonus, his or her combined salary and bonus will be roughly equal to the average prior year's reported combined salary and bonus of executives holding the same position with other semiconductor capital equipment companies of similar stature. In fiscal 1999, no bonuses were granted to executive officers due to the failure of the Company to meet the financial performance goals set for fiscal 1999.

 Stock Options

  The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests in the long-term enhancement of stockholder value. Stock options are awarded based upon the market price of the Company's common stock on the date of grant and are linked to future performance of the Company's stock because they do not become valuable to the holder unless the price of the Company's stock increases above the price on the date of grant. Since fiscal 1997, the exercisability of all options granted to executive officers by the Company has been tied solely to the continued employment of the executive. In fiscal 1999, the Company repriced certain employee options, including options held by executive officers. See "Repricing of Stock Options" below.

  The number of shares for which options were granted to executive officers in fiscal 1999 was determined by the Committee based upon several factors, including the executive's position, his past and future expected performance, the comparative data described above, and the number of shares under previously granted options. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

 Repricing of Stock Options

  On October 13, 1998, the Committee approved the offer by the Company to employees of the Company holding options to purchase common stock having exercise prices ranging from $3.16 to $13.00 per share (the "Existing Options") to exchange (the "Exchange") their Existing Options for new options (the "New Options") (i) exercisable for 65% of the number of shares subject to the Existing Options, (ii) having an exercise price of $0.75 per share, the fair market value of the Company's common stock on October 13, 1998 and (iii) vested to the same extent, based on the number of shares vested, as the Existing Options, but with the balance of the shares subject thereto vesting according to a vesting schedule that represents a continuation of the vesting schedule of the Existing Options surrendered in exchange therefor. In view of the decline in the market value of the common stock, the Committee determined that the Existing Options provided inadequate incentive to motivate and retain employees and that the foregoing repricing offer was important to regain the incentive intended to be provided by options to purchase the Company's stock. The Exchange was effected as of October 13, 1999 by canceling the Existing Options and granting the New Options. All of the Named Executive Officers who held Existing Options as of October 13, 1999 participated in the Exchange and the New Options granted to them are shown in the Ten-Year Option Repricing Table above.

 Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. The Company currently intends to structure its stock options granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1 million threshold of Section 162(m) will not be reached by any executive officer of the

Company in the foreseeable future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for federal tax deductibility might be at such time, if ever, as that threshold is within range of any executive officer.

                                          Compensation Committee

                                          Sheldon Buckler
                                          Sheldon Weinig
                                          Gerald L. Wilson

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

  The following performance graph assumes an investment of $100 on April 4, 1994 (the first day of the Company's 1995 fiscal year) and compares the changes thereafter in the market price of the Company's common stock with a broad market index (S&P 500) and an industry index (S&P Electronics-Instrumentation). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect fiscal year-end dates and do not reflect fluctuations between those dates.


                       [PERFORMANCE GRAPH APPEARS HERE]

                                 1995      1996      1997      1998      1999
Aseco Corp                      139.34    142.62    139.34    102.45     25.82
Electronics (Instrumentation)   144.19    193.76    244.11    303.89    312.25
S&P Composite                   115.57    152.67    182.94    270.74    320.72

  The Compensation Committee Report on Executive Compensation and the Comparison of Cumulative Total Stockholder Return information above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

  No person serving on the Compensation Committee at any time during fiscal 1999 was a present or former officer or employee of the Company or any of its subsidiaries. During fiscal 1999, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the 1934 Act requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 1999, all such filing requirements were complied with.

             INCREASE IN SHARES UNDER EMPLOYEE STOCK PURCHASE PLAN
                              (Item 2 of Notice)

  The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan") increasing the total number of shares issuable thereunder by 150,000 to 300,000. The purpose of the increase in the number of shares was to permit the continuing availability of shares for purchase by employees, which the Board of Directors believes is necessary to continue to attract and retain key employees.

  Approval of the stockholders is sought under the terms of the Stock Purchase Plan and in order to meet the stockholder approval requirements of Section 423(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

Description of the Purchase Plan, as Amended

  The Stock Purchase Plan was adopted by the Board of Directors on January 18, 1993 and was subsequently approved by stockholders of the Company on January 29, 1993. The Stock Purchase Plan authorizes the issuance of 300,000 shares of common stock pursuant to the exercise of nontransferable options granted to participating employees. The Stock Purchase Plan is administered by the Compensation Committee.

  All employees of the Company and its subsidiaries whose customary employment exceeds 20 hours per week and more than five months per calendar year, other than those employees who own or would own 5% of more of the stock of the Company, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is implemented by one or more offerings of such duration as the Compensation Committee determines, provided that no offering period may be longer than 27 months. An eligible employee participating in an offering is able to purchase common stock at a price equal to the lesser of (i) 85% of its fair market value on the date the right was granted or (ii) 85% of its fair market value on the date the right was exercised. Payment for common stock purchased under the plan is through regular payroll deduction or lump sum cash payment, or both, as determined by the Compensation Committee. The maximum value of common stock an employee may purchase during an offering period is 6% of the employee's base compensation during such period, calculated on the basis of the employee's compensation rate on the date the employee elects to participate in that offering.

Federal Income Tax Considerations

  The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that an employee will not realize any federal tax consequences when such employee joins the Stock Purchase Plan, or when an offering ends and such employee receives shares of the Company's common stock. An employee must, however, recognize income or loss on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them. If any employee has owned shares purchased under the plan for more than one year, disposes of them at least two years after the date the offering commenced, and the market price of the shares on the date of sale is equal to or less than the purchase price under the Stock Purchase Plan, he or she will recognize a long-term capital loss in the amount equal to the price paid over the sale price. If an employee has owned shares for more than one year, more than two years has elapsed from the date the offering commenced, and the market price of the shares on the date of sale is higher than the purchase price under the Stock Purchase Plan, the employee must recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the date the offering commenced over the price paid, or (ii) the excess of the amount actually received for the shares over the purchase price. Any further gain would be treated as long-term capital gain.

  If an employee sells shares purchased under the Stock Purchase Plan prior to holding them for more than one year or prior to two years from the date the offering commenced, he or she must recognize ordinary income in the amount of the difference between the price he or she paid and the market price of the shares on the date of purchase and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss on the difference between the sale price and the market price on the date of purchase. The Company will not be entitled to a tax deduction upon either the purchase or sale of shares under the Stock Purchase Plan if the holding period requirements set forth above are met. The Stock Purchase Plan is not qualified under Section 401(a) of the Code.

             AMENDMENTS TO NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Item 3 of Notice)

  The Board of Directors has adopted, subject to stockholder approval, amendments to the Company's 1993 Non-Employee Director Stock Option Plan (the "Director Plan") (i) extending the period of time in which options granted under the Director Plan may be exercised by a Non-Employee Director (as defined below) after such director ceases to serve as a director of the Company for any reason other than death or permanent disability from no more than 180 days to no more than 2 years, (ii) providing that, on the date of each annual meeting of the Company's stockholders commencing with the annual meeting of stockholders held on August 11, 1998, each Non-Employee Director shall be entitled to receive a number of shares of common stock of the Company determined by dividing $5,000 by the fair market value of one share of common stock on the date of the annual meeting of the Company's stockholders (the "Annual Grant") and (iii) increasing the Annual Option (as defined below) from 2,500 shares to 3,500 shares of common stock of the Company. The reasons for extending the post- termination of service exercise period and increasing the number of shares underlying the Annual Option is to restore the incentives intended by the plan, which the Board believes are necessary to attract and retain qualified non-employee directors. It is noted that as of the date of this Proxy Statement the exercise price of every option held by the non-employee directors of the Company is greater than the fair market value of the Company's common stock. The purpose of the Annual Grant is to contribute to the Company's efforts to conserve cash. Assuming approval of this amendment to the plan, the Company intends to reduce the annual cash retainer amount paid to non-employee directors from $10,000 to $5,000.

Description of the Director Plan, as Amended

  The Director Plan is administered by the Compensation Committee. Subject to the provisions of the Director Plan, each person who is a director of the Company and not a current or former employee of the Company (a "Non-Employee Director") upon his or her first election to the Board of Directors following adoption of the Director Plan is entitled to receive on the date of his or her election an option to purchase 15,000 shares of common stock. Each Non-Employee Director is also entitled to receive on April 30 of each year an option (an "Annual Option") to purchase 3,500 shares of common stock. In addition, each Non-Employee Director is entitled to receive the Annual Grant, which shares shall be fully vested when granted. The total number of shares issuable under the Director Plan is 165,000. The exercise price of Options granted under the Director Plan is equal to the fair market value of the common stock on the date of grant. Options granted under the Director Plan may only be exercised with respect to vested shares. One-half of the shares subject to such options vest on the first anniversary of the date of grant and the balance vest on the second anniversary of the date of grant. No options granted under the Director Plan may be exercised more than two years after the Non-Employee Director ceases to serve as a director of the Company (and then only to the extent exercisable on the date the optionee ceased to be a director), except that if a Non-Employee Director dies or becomes permanently disabled while serving as a director of the Company, the options of such director may be fully exercised at any time prior to the scheduled expiration date of the option. No option granted under the Director Plan may be exercised more than ten years after the date of grant. Options granted under the Director Plan are non-transferable other than by will or the laws of descent and distribution.

  As of May 31, 1999, options to purchase an aggregate of 71,500 shares of common stock were outstanding under the Director Plan, and 86,314 shares remained available for future grant thereunder.

Federal Income Tax Consequences

  A Non-Employee Director will not recognize taxable income for federal income tax purposes at the time an option is granted under the Director Plan. However, the Non-Employee Director will recognize compensation taxable as ordinary income at the time of exercise in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received under the Director Plan. The Non-Employee Director's basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares.

  A Non-Employee Director will recognize compensation taxable as ordinary income for federal income tax purposes in an amount equal to the fair market value of the shares awarded as an Annual Grant at the time such shares are awarded ($5,000). The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Non-Employee is deemed to have recognized as compensation income with respect to shares awarded as an Annual Grant. The Non-Employee Director's basis in the shares awarded as an Annual Grant will be the fair market value of such shares at the time such shares are awarded.

  The Non-Employee Director will recognize gain or loss when he disposes of shares obtained either upon exercise of an option or as part of an Annual Grant in an amount equal to the difference between the selling price and the Non-Employee Director's tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period. Non-Employee Directors should consult their own tax advisor regarding the advisability of early exercise and the making of Section 83(b) elections with respect thereto.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                              (Item 4 of Notice)

  On the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP, independent auditors, as auditors of the Company for the fiscal year ending March 26, 2000. This firm has audited the accounts and records of the Company since 1989. A representative of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions from stockholders and will have an opportunity to make a statement if desired.

  The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

                    STOCKHOLDER PROPOSALS FOR 2000 MEETING

  Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be presented on or before March 21, 2000 for inclusion in the proxy materials relating to that meeting and on or before June 4, 2000 for matters to be considered timely such that, pursuant to Rule 14a-8 under the 1934 Act, the Company may not exercise its discretionary authority to vote on such maters at that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                 OTHER MATTERS

  The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

  The Company will bear the cost of the solicitation of proxies by management, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock.

                                          By order of the Board of Directors

                                          Robert V. Jahrling, Secretary

July 20, 1999

  The Board hopes that stockholders will attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

                               ASECO CORPORATION



Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy card in the enclosed postage paid envelope.

Your card must be received prior to the Annual Meeting of Stockholders on August 11, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



Aseco Corporation

PROXY                          ASECO CORPORATION                           PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS - AUGUST 11, 1999


      The undersigned hereby acknowledge(s) receipt of the Notice and accompanying Proxy Statement, revoke(s) any prior proxies, and appoint(s) Sebastian J. Sicari, Mary R. Barletta and Robert V. Jahrling, III, and each of them, with power of substitution in each, attorneys for the undersigned to act for and vote, as specified on the reverse, all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Stockholders of Aseco Corporation, to be held on Wednesday, August 11, 1999 at Choate, Hall & Stewart, 36th Floor, Exchange Place, Boston, Massachusetts at 10:00 a.m. and at any adjourned sessions thereof,

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. ALL PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY CARD HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

--------------------------------------------------------------------------------
                  PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

      HAS YOUR ADDRESS CHANGED?             DO YOU HAVE ANY COMMENTS?


      -------------------------             -------------------------

      -------------------------             -------------------------

      -------------------------             -------------------------



                           (CONTINUED ON REVERSE SIDE)

[X]  Please mark votes as in this example


1.   To elect two directors for a three-year term

                          FOR [ ]     WITHHOLD [ ]

NOMINEES: DR. SHELDON BUCKLER, DR. GERALD L. WILSON

If you do not wish your shares voted for a particular nominee, complete the "For All Except" line below or strike a line through the nominee's name.


FOR ALL EXCEPT

--------------------------------------------------------------------------------

2. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan increasing the number of shares issuable under such plan from 150,000 to 300,000.

                 FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


3. To approve certain amendments to the Company's 1993 Non-Employee Director Stock Option Plan.

                 FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

4. To ratify the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 26, 2000.

                 FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


5. To transact such other business as may properly come before the meeting and any or all adjournments thereof.

     Mark box at right if comments or address change have been noted on the reverse side of this card. [ ]


Stockholder sign here


------------------------------------------

Co-owner sign here


------------------------------------------

Date:


------------------------------------------

NOTE:  Please be sure to sign and date this Proxy.